Exhibit 99.1

Delta: Continuing Our Climb Cowen and Company Global Transportation Conference September 3, 2014

2 This presentation contains various projections and other forward-looking statements which represent Delta’s estimates or expectations regarding future events. All forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta’s control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the “Risk Factors” discussed in Delta’s SEC filings. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non-GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com. Safe Harbor

3 Continuing Our Climb Sustaining our Momentum Setting the Foundation for Long-Term Success Balanced Capital Deployment Leveraging Delta’s strengths with initiatives to further our financial momentum and achieve long-term financial goals Building on a record setting 2013 with further earnings growth, margin expansion and free cash flow generation in 2014 Balanced cash deployment allows for reinvestment in the business, strengthening the balance sheet through debt and pension reduction, and returning cash to shareholders

4 Outpacing The Airline Industry $3,631 $3,256 $1,742 $1,306 $770 $306 • On track to produce more than $4 billion in pre-tax income in 2014, over $1.5 billion higher than 2013 • $3 billion+ of free cash flow, adjusted net debt below $8 billion, $900 million contributed to the pension plans, and more than $1 billion returned to shareholders • Industry-leading operational reliability with the highest customer satisfaction of the network carriers –More than 2,000 fewer cancellations and more than 22,000 fewer delays this summer –49 days this year without a mainline cancellation LTM 2Q14 Pre-Tax Income ($M) Expecting a Record 2014 Excludes special items

Sustaining Record Performance

KEEP CLIMBING
DELTA

- Producing a record September quarter with continued top line growth, margin expansion, and more than $850 million of free cash flow

	September 2014 Quarter Estimate
Operating margin	15% - 16%
PRASM change year over year	Up 2% - 3%
Fuel price	$2.90 - $2.95
CASM – ex fuel change year over year	Up 0% - 1%
Profit sharing	$350 - $400 million
System capacity change year over year	Up ~3%

Note: Fuel price includes taxes, settled hedges, refinery contribution and excludes MTM adjustments; CASM ex-fuel excludes special items and profit sharing

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6 Generating A Revenue Premium To The Industry •Investments in the network, product and operations have produced solid, sustainable revenue gains, with a pipeline of initiatives in place to keep the momentum going 100% 102% 106% 106% 2010 2011 2013 YTD 2014 Delta Passenger Unit Revenue vs. A4A Average • Operational performance • Corporate gains • Investments in New York and Seattle • International partnerships • Merchandising initiatives Keeping Our Momentum Strong

7 Managing The Network To Improve Profitability Pacific – Building out Seattle gateway – Recalibrating capacity with 17% reduction in beach flying and 10% reduction in intra-Asia – Building strong partnerships in the region Atlantic – Revenue environment remains strong with this summer’s RASM impacted by industry over-capacity and world events – Delta and JV partners combined winter capacity to increase 1% -3% Latin – Seeing solid return of demand post-World Cup – RASM pressure driven by service reductions to Venezuela

4.6% 3.7% 1.2% <1.0% 2012 1H13 2H13 2014E Long Term <2% Growth 8 Sustaining Our Cost Performance •Initiatives are keeping non-fuel unit costs below 2% Sustaining Our Cost Performance Non-Fuel Unit Cost Growth Excludes special items • A solid base of initiatives in 2013 established momentum for 2014 and beyond • Leveraging the strengths across the business to sustain this cost performance going forward –Domestic refleeting –Maintenance –Headcount / productivity –Supply chain –Technology

594 667 219 295 474 125 2009 2015E Small RJ Large RJ Mainline 9 Domestic Fleet Restructuring •Upgauging domestic fleet and retiring 50-seaters improves margins through higher revenues and improved cost efficiency Domestic Fleet Count 1,287 1,087 Avg gauge 102 122 • Fleet restructuring replaces small regional aircraft with fewer, larger aircraft –Fleet will have ~125 50-seat regionals by 2015, down from nearly 500 at the merger –Replacing with larger gauge 76-seaters and 110-seat 717s • Upgauged fleet improves cost efficiency by generating modest capacity growth with fewer departures and aircraft –Year to date have produced 2% higher domestic capacity on 4% fewer departures • Combination of new and used aircraft produces higher returns on invested capital

$3.07 $3.03 $2.93 $2.90 -$2.95 $3.12 $3.15 $3.07 $3.00 2013 1Q14 2Q14 3Q14E Delta Industry (ex DAL) 10 Industry-Leading Fuel Strategy •Combined benefits from hedges and refinery are helping to reduce Delta’s largest expense •Hedges are estimated to provide $75 million of benefit in 3Q14 and approximately $325 million of benefit for the year •Recent decline in Brent has not translated into lower jet fuel prices Average Jet Fuel Price Industry 3Q14E is weighted by consumption and based on most recent guidance

Reducing Risk Across the Business 11 •Maintaining disciplined capacity levels while generating strong earnings and returns •Diversifying the top line –nearly 20% of annual revenues are generated from non-ticket sources like ancillary products and services, cargo and third-party business services •Immunized joint ventures with AirFrance/KLM/Alitalia, Virgin Atlantic and Virgin Australia hedge currency and economic risk Business Risk Financial Risk Labor Risk •Keeping fixed cost base low, including aircraft ownership, allows for flexibility with capacity levels •Reducing fuel risk through hedging and ownership of Trainer Refinery •Stronger balance sheet –more than 50% reduction in debt since 2009 has lowered annual interest expense by $500+ million •Proactively addressing pension obligations •Partnering with employees produces the best relations in the industry •Profit sharing program aligns employees’ and shareholders’ interests •De-risking is key to driving better consistency of results throughout the business cycle

12 Debt Reduction Remains A Priority •Debt at lowest level in 20 years; targeting $5 billion of adjusted net debt by 2016 •Debt reduction provides earnings tailwind; at $5 billion target, interest expense will be nearly $1 billion lower than 2009 Adjusted Net Debt $17.0B $15.0B $12.9B $11.7B $9.4B $7.9B $5.0B 2009 2010 2011 2012 2013 2Q 2014 2016E

13 Increasing Shareholder Returns •Demonstrating a strong commitment to shareholders with return levels moving closer to averages of high quality industrial peer set •Plan to return more than $1 billion to shareholders in 2014 Regular Dividend $300 million per year $2 billion Share Repurchase Authorization •Dividend represents a long-term commitment to returning cash to our owners •Increased quarterly dividend by 50% to $0.09 per share •Share repurchase program provides flexibility to return additional cash to shareholders •New $2 billion share repurchase to be completed no later than December 31, 2016 -- $325 million already completed – May 2013 $500 million authorization completed two years ahead of its expiration date More Than $750 Million Returned Already in 2014 Through Dividends and Buybacks

7.2 9.8 Delta Ind. Transports •Execution of our long-term goals should help drive better valuation of our stock and compare favorably with other high quality industrial transports 14 The Path To Improved Valuation 14% Delta Ind. Transports ROIC Delta Ind. Transports EPS Growth $3.0B $1.5B Delta Ind. Transports Free Cash Flow Note: High quality industrial transports are companies with similar index characteristics to Delta –part of S&P 500 and Dow Transportation Index (CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS); For high quality industrial transports, ROIC is five year historical average and free cash flow and EPS growth are 2014-16 analyst consensus. Data source is Thomson One 10 –15% Forward Price to Earnings EV to EBITDA 15 –18% 14% Excludes special items; Forward price to earnings adjusted for net operating loss carryforwards 10.3 16.0 Delta Ind. Transports

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Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

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Pre-Tax Income

Delta excludes special items from pre-tax income because management believes the exclusion of these items is helpful to investors to evaluate the company's recurring core operational performance in the periods shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below showing the reconciliation of pre-tax income are:

Mark-to-market adjustments on fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze the company's core operational performance in the periods shown.

Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Loss on extinguishment of debt and other. Because of the variability in loss on extinguishment of debt and other, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Last Twelve
Months Ended
(in millions)	June 30, 2014
Pre-tax income	$3,471
Items excluded:
MTM adjustments	(344)
Restructuring and other items	345
Loss on extinguishment of debt and other	159
Pre-tax income, excluding special items	$3,631

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Non-Fuel Unit Cost

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM-Ex"): We exclude the following items from consolidated CASM to evaluate the company’s core cost performance:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes (including our regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Ancillary businesses. Our ancillary businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these businesses to provide a more meaningful comparison of costs of our airline operations to the rest of the airline industry.

Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other items. We exclude restructuring and other items from CASM for the same reasons described previously under the heading Pre-Tax Income.

	Year Ended December 31,
	2012	2011
CASM (cents)	14.97	14.12
Items excluded:
Aircraft fuel and related taxes	(5.31)	(5.01)
Ancillary businesses	(0.38)	(0.37)
Profit sharing	(0.16)	(0.11)
Restructuring and other items	(0.20)	(0.10)
CASM-Ex	8.92	8.53
Year-over-year change	4.6%

	Six Months Ended
	June 30,	June 30,	December 31,	December 31,
	2013	2012	2013	2012
CASM (cents)	15.12	15.49	14.44	14.46
Items excluded:
Aircraft fuel and related taxes	(5.23)	(5.78)	(4.63)	(4.85)
Ancillary businesses	(0.31)	(0.42)	(0.34)	(0.34)
Profit sharing	(0.12)	(0.12)	(0.31)	(0.20)
Restructuring and other items	(0.12)	(0.16)	(0.22)	(0.23)
CASM-Ex	9.34	9.01	8.94	8.84
Year-over-year change	3.7%		1.2%

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Average jet fuel price per gallon, adjusted

The table below shows the components of fuel expense, including the impact of the refinery and hedging on the average price per gallon. We then exclude MTM adjustments from the average price per gallon because excluding these adjustments allows investors to better understand and analyze Delta's costs for the periods reported.

	Year Ended	Three Months Ended	Three Months Ended
	December 31, 2013	March 31, 2014	June 30, 2014
Fuel purchase cost	$3.09	$3.09	$3.04
Airline segment fuel hedge (gains) losses	(0.12)	(0.08)	(0.10)
Refinery segment impact	0.03	0.05	(0.01)
Average jet fuel price per gallon	$3.00	$3.06	$2.93
MTM adjustments	0.07	(0.03)	–
Average jet fuel price per gallon, adjusted	$3.07	$3.03	$2.93

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Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments resulting in adjusted net debt to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

	December 31,		December 31,		December 31,		December 31,		December 31,		December 31,
	2009		2010		2011		2012		2013		2014
Debt and capital lease obligations	$17.2		$15.3		$13.8		$12.7		$11.3		$10.3
Plus: unamortized discount, net from purchase accounting and fresh start reporting	1.1		0.6		0.6		0.5		0.4		0.3
Adjusted debt and capital lease obligations		$18.3		$15.9		$14.4		$13.2		$11.7		$10.6
Plus: 7x last twelve months' aircraft rent		3.4		2.7		2.1		1.9		1.5		1.4
Adjusted total debt		21.7		18.6		16.5		15.1		13.2		12.0
Less: cash, cash equivalents and short-term investments		(4.7)		(3.6)		(3.6)		(3.4)		(3.8)		(4.1)
Adjusted net debt		$17.0		$15.0		$12.9		$11.7		$9.4		$7.9

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